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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 1, 2006

                              MYMETICS CORPORATION
             (Exact name of registrant as specified in its charter)

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

                Delaware                       000-25132                    25-1741849
      (State of other jurisdiction            (Commission                  (IRS Employer
            of incorporation)                File Number)               Identification No.)

       14, rue de la Colombiere
        1260 Nyon, Switzerland                                                 NA
(Address of principal executive offices)                                    (Zip Code)

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Registrant's telephone number, including area code: +011 41 22 363 13 10


         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 2.04 TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL
          OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT.

         On September 1, 2006, the registrant received a letter from MFC Merchant Bank S.A. ("MFC") under its E3.7 million credit facility declaring the registrant in default as a result of its failure to make a E900,000 partial repayment due June 30, 2006. Under the terms of the credit facility, the registrant's default accelerates the repayment of the credit facility. The registrant previously reported its failure to make the required partial repayment in its Quarterly Report on Form 10-Q for the period ended June 30, 2006.

         In its letter, MFC demanded repayment no later than September 5, 2006, of the total outstanding balance under the credit facility, totaling approximately E3.9 million including interest through such date. The registrant has not made that repayment.

         In response to the prior threats of MFC to declare registrant in default of the above credit facility and receipt of the September 1, 2006 letter from MFC described above, registrant will proceed with lawsuits in Delaware and New York against MFC, Michael J. Smith, John M. Musacchio and Michael K. Allio, personally, and KHD Humboldt Wedag International, Ltd. (f/k/a MFCBancorp., Ltd.) alleging breaches of fiduciary duty, interference with prospective business relations and civil conspiracy against one or more of the foregoing parties. Registrant believes that it has valid grounds to contest the validity of the credit facility with MFC and intends to defend itself vigorously against MFC's efforts to foreclose on the loan.

ITEM 8.01 OTHER EVENTS.

         The response to Item 2.04 is incorporated herein by reference.




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date: September 8, 2006                  MYMETICS CORPORATION



                                         By: /s/ Ernst Luebke
                                             -------------------------------
                                             Ernst Luebke
                                             Chief Financial Officer



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